CERTIFICATION PURSUANT TO RULE 30A-2(B) OF THE INVESTMENT
                         COMPANY ACT OF 1940, AS AMENDED

In connection with the Certified Shareholder Report of The Galaxy Fund (the "Trust") on Form N-CSR for the period ended October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies that, to his knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 21, 2005                      /s/ Christopher L. Wilson
                                           ------------------------------------
                                           Christopher L. Wilson, President
                                           (principal executive officer)


Date: December 21, 2005                      /s/ J. Kevin Connaughton
                                          -------------------------------------
                                          J. Kevin Connaughton, Treasurer
                                          (principal financial officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended and 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.